Exhibit 99.1

Company Press Release

ePlus Files Registration  Statement for Follow-On Common Stock Offering

HERNDON, Va.--(BUSINESS WIRE)--Feb. 25, 2000--ePlus inc. (NASD NM: PLUS) today announced it has filed a registration statement with the U.S. Securities and Exchange Commission (SEC) for a proposed underwritten public offering of 2,500,000 shares of its Common Stock.

Of the shares to be offered, 2,000,000 shares are to be sold by ePlus, 400,000 shares by TC Plus, LLC, an affiliate of Thayer Capital Partners, and 100,000 shares by Centura Banks. Certain shareholders of ePlus will also grant the underwriters an over-allotment option to purchase an additional 375,000 shares of common stock. ePlus will not receive any proceeds from the sale of common stock by Thayer, Centura, or the over-allotment.

J.P. Morgan & Co. is the lead manager and sole bookrunner for the offering. U.S. Bancorp Piper Jaffray, First Union Securities, Inc. and Friedman, Billings, Ramsey & Co., Inc. are acting as co-managers. A preliminary prospectus relating to these securities may be obtained from J.P. Morgan Securities Inc., 60 Wall Street, New York, N.Y 10206, attention: Syndicate Department, or from ePlus Investor Relations.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About ePlus

ePlus inc. provides Internet based business to business supply chain management solutions with an integrated suite of products for the procurement, management, financing and disposition of operating resources. Its remotely hosted application, ePlusSuite, covers the customer's total ownership experience, beginning with the end-user order and ending with the asset disposition. ePlusSuite consists of four modules that can be operated independently or integrated seamlessly: Procure+, Manage+, Finance+ and Service+. ePlusSuite provides a comprehensive outsourcing solution that includes workflow management, procurement, order tracking and verification, asset management, tracking and reporting, financing, sales, property and use tax compliance and payment, software license compliance, technology rollout and upgrades, technical and maintenance services, and asset disposition. The company, which was founded in 1990, is headquartered in Herndon, Va., and has 16 locations in the United States.

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ePlus inc.  has applied to register  the service  marks ePlus inc.,  ePlusSuite,
Procure+, Manage+, Finance+ and Service+.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts may be deemed to contain forward-looking statements. Actual results may vary due to the following risks and uncertainties, including, without limitation, general economic conditions; fluctuations in operating results; its ability to effectively manage future growth, to retain and efficiently integrate our executive management team, and to identify, hire, train and retain, in a highly competitive market, individuals highly skilled in the Internet and its rapidly changing technology, the lack of long-term contracts in certain business units; its ability to enter into, and retain its existing, strategic relationships; market acceptance, rapid technological change, a decline in Internet usage, and intense competition in its market; its ability to effectively integrate the operational, managerial and financial aspects of future acquisitions; demand and competition for the Company's lease financing and equipment sales and asset management services, and the products to be leased or sold by the Company, the continued availability to the Company of adequate financing in general and for the companies mentioned in this release in particular, the ability of the Company to recover its investment in equipment through remarketing, the successful execution of its e-commerce strategy, the amount of equipment ordered, purchased and/or leased by the companies in this release, and other risks or uncertainties detailed in the Company's Securities and Exchange Commission filings especially in the company's Registration Statement on Form S-3 filed on February 24, 2000, as amended. Investors are cautioned that current financial results may not be indicative of future results.
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Contact:

ePlus, Herndon
Kleyton L. Parkhurst       (703) 709-1924 or (703) 675-0753
kparkhurst@mlcgroup.com
http://www.eplus.com